                                SEVENTH AMENDMENT
                                       TO
                              MASTER PURCHASE ORDER
                              ASSIGNMENT AGREEMENT

         This Seventh Amendment to that certain Master Purchase Order Assignment
Agreement (the "Amendment") is made as of the 16th day of October, 2003, between
TRANSCAP TRADE FINANCE LLC, an Illinois limited liability company (and the successor in interest to Transcap Trade Finance, and Illinois general partnership) (the "Contractor") and MAJESCO SALES, INC., a New Jersey
corporation (the "Manufacturer").

                                   WITNESSETH:

         WHEREAS, the Contractor and the Manufacturer are parties to that certain Master Purchase Order Assignment Agreement dated as of July 21, 2000, as heretofore amended (the "Assignment Agreement");

         WHEREAS, the Manufacturer and Vivendi Universal Publishing
International, S.A. ("Vivendi") are parties to that certain License Distribution
Agreement dated May 18, 2002, as heretofore amended (the "License Agreement"), pursuant to which, among other things, Vivendi has become obligated to make certain royalty payments to the Manufacturer;

         WHEREAS, As additional security for the obligations of the Manufacturer owing to the Contractor under the Assignment Agreement, the Manufacturer has assigned to Contractor all of the royalty payments made to Manufacturer under the License Agreement.

         WHEREAS, Manufacturer and Vivendi have agreed that royalty payments payable to Manufacturer under Addendum 2 of the License Agreement will be paid in Euros; and

         WHEREAS, the Contractor and the Manufacturer desire to further amend the Assignment Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Contractor and the Manufacturer, the parties hereto hereby agree as follows:

         1. Amendment to Certain Definition Contained in the Assignment
Agreement. In addition to, and not in lieu of, the definitions contained in the
Assignment Agreement, the following terms are defined as set forth below with respect to the License Agreement:

         (a) "P.O. PRICE" shall mean the aggregate amount of the Royalty.

         (b) "P.O. PROCEEDS" shall mean any payment of the Royalty actually made by Vivendi to or on behalf of the Manufacturer.

         2. Payments to Contractor. Manufacturer shall cause Vivendi to pay the
P.O. Price by wire transfer to Contractor at Bank One, ABA #071000013, Account #
644426488 or as from time to time hereafter directed by Contractor. All such payments shall be made in Euros.

         3. Conversion of Euros into US Dollars. Contemporaneously with the execution and delivery of this Agreement, Contractor shall enter into an agreement with Bank One, Chicago, Illinois (the "Currency Agreement"), pursuant to which, among other things, Bank One will accept payments of the P.O. Price made in Euros, and will exchange those Euros for US Dollars at an exchange rate as determined in accordance with the Currency Agreement as follows: the first
Three Hundred and Seventy Thousand Euros ((euro)370,000) deliveries between
April 1, 2004 and June 30, 2004 will be at rate per euro of $1.1590, the first
Three Million Five Hundred and Sixty-Eight Thousand Euros ((euro)3,568,000) Euro deliveries between January 4, 2005 and March 31, 2005 will be at rate per euro of $1.1535. Under the Currency Agreement, any amount of Euros in excess of the foregoing amounts will be at the prevailing rate at the time of delivery. Under the Currency Agreement, Contractor is obligated to deliver not less than Three
Hundred and Seventy Thousand Euros ((euro)370,000) to Bank One between April 1,
2004 and June 30, 2004, and three Million Five Hundred and Sixty-Eight Thousand
Euros ((euro)3,568,000) between January 4, 2005 and March 31, 2005.

         4. Fee Payable to Contractor. Manufacturer shall pay Contractor a fee in the amount of US Forty-Eight Thousand Dollars (US$48,000) out of the proceeds of the Euros. In addition, if Vivendi delivers P.O. Proceeds of less than Three
Hundred and Seventy Thousand Euros ((euro)370,000) to Bank One between April 1,
2004 and June 30, 2004 and Three Million Five Hundred and Sixty-Eight Thousand
Euros ((euro)3,568,000) between January 4, 2005 and March 31, 2005, Manufacturer shall pay to Contractor on demand an amount equal to the amount payable by
Contractor to Bank One as a result of the failure to deposit at least Three
Hundred and Seventy Thousand Euros ((euro)370,000) to Bank One between April 1,
2004 and June 30, 2004 and Three Million Five Hundred and Sixty-Eight Thousand
Euros ((euro)3,568,000) between January 4, 2005 and March 31, 2005. In the event that the Euros are delivered before the time period scheduled in this Agreement,
Contractor will request Bank One to accept such early delivery and minimize any loss that may occur by taking early delivery.

         5. Amendment. This Amendment constitutes an amendment to the Assignment
Agreement, and except to the extent inconsistent herewith, the parties do hereby reconfirm the Assignment Agreement in its entirety.

         6. Effectiveness of Amendment. This Amendment will not be effective until each of the persons set forth on Addendum III of the Assignment Agreement shall have executed an acknowledgment to the Guaranty previously executed by such persons, in form and substance satisfactory to Contractor.

         7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed, counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:      Transcap Associates, Inc.
         One of its members

By:      /s/ Michael Sear
         --------------------------------------------
Title:
         --------------------------------------------

MAJESCO SALES, INC.

By:      /s/ Jesse Sutton
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------

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                          ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned hereby acknowledges receiving and reviewing that certain
Seventh Amendment to that certain Master Purchase Order Assignment Agreement
(the "Amendment"). Each of the undersigned, by its execution hereof, hereby agrees that the Guaranty previously executed by him or her shall remain in full force and effect and that all references in said Guaranty to the Master Purchase
Order Assignment Agreement shall be deemed to refer to the Master Purchase Order
Assignment Agreement as amended by the Amendment.

Dated:  October 16, 2003
        ----------------

                                       -----------------------------------------
                                       Jesse Sutton

                                       -----------------------------------------
                                       Joe Sutton

                                       -----------------------------------------
                                       Adam Sutton

                                       -----------------------------------------
                                       Morris Sutton

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